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Exhibit 10.5

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

        This Separation Agreement and Release of All Claims ("Agreement") is voluntarily entered into by Shoji Maruyama ("Employee") and Specialty Laboratories, Inc. ("Specialty" or "Company") to settle fully and finally all obligations and/or differences between them, disputed and/or undisputed, arising out of, relating to or resulting from Employee's employment with Specialty and separation from employment. Employee and Specialty agree:

        1.    Employee's employment with Specialty will terminate effective June 7, 2002. Employee's employment with Specialtywill automatically and immediately cease for all purposes except as provided below. On this date, the Company will provide the Employee with a final paycheck which will include payment for hours worked up through and including June 7, 2002, plus all earned and untaken vacation.

        2.    As full and final settlement of all claims, demands, damages, liabilities and/or causes of action of any kind whatsoever, known or unknown ("Claims") that employee has or may have against Specialty, its officers, directors, shareholders, owners, parent companies, subsidiaries, affiliates, predecessors, successors, assigns, agents, employees and representatives ("Specialty, et al"), and in reliance upon Employee's termination of employment, release, covenants and promises contained herein, Specialty agrees to provide Employee with the following upon cessation of Employee's employment:

          Specialty agrees that Employee will be entitled to severance pay as follows:

          Continuance pay in the amount of 26 weeks of Employee's current base salary will be paid bi-weekly beginning the first regular pay day following termination. Such payments shall be paid for 13 pay periods using the Company's regular pay date schedule. Such payment will be made if this agreement is not revoked in accordance the terms herein. No bonuses or other payment shall be paid to Employee.

          If employee is making voluntary contributions to the Company's 401(k) plan at the time of termination, such contributions may be made from the severance payment.

          The Company shall make payments to the appropriate third parties to continue Employee's existing health insurance coverage for a period of six (6) months following the termination of Employee's employment with the Company. The Company shall not provide nor reimburse Executive for any supplemental insurance products, including life insurance, or any other employment benefit. Any continuation of coverage under COBRA beyond the 6 months of benefits paid by Company will be at Employee's expense. Employee must comply with the terms and conditions of COBRA to maintain eligibility.

          Employee's coverage in the Company's Life Insurance and Long Term Disability plans will end on June 30, 2002.

          Employee acknowledges that the amounts to be paid to him/her pursuant to this Agreement are more than Specialty is required to pay under its normal policies and procedures.

        3.    In consideration of the above, Employee and Specialty waive, release and forever discharge each other, et al, from all Claims that Employee or Specialty has or may have against each other, et al, arising out of, relating to, or resulting from any events occurring before the execution of this Agreement, including but not limited to any Claims arising out of, relating to or resulting from Employee's employment with Specialty, the cessation of that employment, any Claims for violation of Specialty's policies or procedures, wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, negligent and/or intentional infliction of emotional distress and/or stress, negligence, injury to the psyche and/or internal organs, negligent and/or intentional misrepresentation, fraud and/or deceit, defamation and/or invasion of privacy, any claims for physical, mental and/or psychological injuries, attorneys' fees, costs, any Claims under the California Labor Code, the California Worker's Compensation Act, the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Family Rights Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Employee Retirement Income Security Act of 1974 and/or any Claims under any other federal, state of local law, constitution, regulation or ordinance. Employee and Specialty further agree not to bring, continue or maintain any legal proceedings of any nature whatsoever against each other, et al, before any court, administrative agency, arbitrator or any other tribunal or forum by reason of any such Claims.

        Specifically included in this release are all Claims of age discrimination, whether under the Federal Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621 et seq., the California Fair Employment and Housing Act, California Government Code Section 12941 et seq. or any other law.

        4.    This Agreement is intended to be effective as a bar to all Claims as stated in paragraph 3. Accordingly, Employee and Specialty hereby expressly waive all rights and benefits conferred by Section 1542 of the California Civil Code, which states:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        Employee and Specialty acknowledge that they may hereafter discover Claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected this Agreement, may have materially affected this settlement. Nevertheless, Employee and Specialty hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee and Specialty acknowledge that they understand the significance and consequence of such release and such specific waiver of Section 1542.

        5.    Employee acknowledges and agrees he has signed the "Agreement with Respect to Confidential Information, Inventions and Works of Authorship" ("Confidentiality Agreement"), a copy of which is attached hereto as Exhibit "A" and fully incorporated herein by this reference. Employee warrants and represents he has not breached any of his obligations under the Confidentiality Agreement and agrees to abide by all promises, terms, obligations and covenants agreed to, made and/or assumed by employee under the Confidentiality Agreement.

        6.    Employee acknowledges and agrees he will make only positive remarks and statements about and will not disparage Specialty and/or Specialty's business operations, products, services, practices, procedures, policies, officers, directors, shareholders, agents, employee and representatives.

        7.    Employee agrees he will not, at any time in the future, seek reinstatement or reemployment with Specialty, et al, in any position or capacity whatsoever, unless requested by Specialty.

        8.    Notwithstanding paragraph 5 of this agreement which references the attached "Agreement with Respect to Confidential Information, Inventions and Works of Authorship", Employee agrees that upon termination of employment with the Company, Employee will promptly transfer to the Company, all drawings, manuals, guides, records, notebooks, papers, writings, computer software or programs in any form and other documents and materials, including all copies thereof, which are in Employee's possession or under Employee's control, whether or not such items were prepared by Employee, which would not be in the possession of the Employee except for the employment of the Employee by the Company.

        9.    Employee agrees not to disclose this Agreement or any of its terms to anyone except his attorney, or tax advisor, if any.

        10.  Specialty expressly denies any violation of any of its policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between Employee and Specialty relating to any alleged violation of Specialty's policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Specialty of any violation of its policies, procedures, state or federal laws or regulations.

        11.  The consideration described in paragraph 2 above constitutes the sole and exclusive consideration provided Employee under this Agreement. Employee acknowledges and agrees he has received all wages, bonuses, commissions, compensation remuneration, and all other moneys due him arising out of, relating to or resulting from his employment with Specialty, including but not limited to all moneys due him under any and all benefit plans established and/or maintained by Specialty.

        12.  Employee and Specialty each represent and warrant they have not transferred or assigned to any person or entity any rights or Claims released herein.

        13.  This Agreement is binding upon and inures to the benefits of Employee's spouse, family, heirs, successors, assigns, executors, administrators and personal representatives and is binding upon the inures to the benefit of the successors and assigns of Specialty.

        14.  Except as provided in Section 17, neither party will be liable to the other party for any costs or attorneys' fees, including any provided by statutes.

        15.  Employee fully understands, acknowledges and agrees among the various rights and Claims he is waiving, releasing and forever discharging by the execution of this Agreement are all rights and Claims arising under the Federal Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et. seq. Employee further understands, acknowledges and agrees that:

          a.    In return for this Agreement, Employee will receive compensation beyond that which Employee was already entitled to receive before entering into this Agreement.

          b.    Employee was given a copy of this Agreement on June 6, 2002 and informed that Employee has been given forty-five (45) days within which to consider this Agreement;

          c.    Employee has carefully read and fully understands all of the provisions of this Agreement;

          d.    Employee is, by the execution of this Agreement, waiving, releasing and forever discharging Specialty, et al, from all Claims that he has or may have against Specialty, et al, individually and/or collectively, including but not limited to all Claims of age discrimination;

          e.    Employee was previously advised, and is hereby further advised, in writing to consult with an attorney before executing this Agreement;

          f.      Employee was informed that Employee has a period of seven (7) days following the signature of this Agreement by both parties to revoke this Agreement by providing written notice of such revocation to Specialty's Director, Human Resources and was previously advised, and is hereby further advised, in writing that this Agreement shall not become effective or enforceable until this seven (7) day revocation period has expired without him having exercised his right of revocation; and

          g.    Employee understands that any rights or Claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621 et seq. that may arise after the date that this Agreement is executed by all parties hereto are not waived.

        16.  This is the entire agreement between the parties and supersedes all previous negotiations, agreements and understandings. Any oral representations regarding this Agreement shall have no force or effect. No modifications of this Agreement can be made except in writing signed by Employee and an authorized representative of Specialty. If any action or other legal proceeding is brought by either party for damages, specific performance or other injunctive relief by reason of any asserted violation of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorney fees.

        17.  Employee acknowledges and agrees that he has been advised this Agreement is a final and binding legal document, that he has had reasonable and sufficient time and opportunity to consult with an attorney of his own choosing before signing this Agreement and that in signing this Agreement, he has acted voluntarily of his own free will and has not relied upon any representation made by Specialty or any of its agents, employees or representatives regarding this Agreement's subject matter or its effect.

        18.  Employee agrees to return all Company property, including but not limited to all computer equipment, credit cards, telephone equipment, and dictation equipment. Employee also agrees to provide a final reconciliation of all cash advances, travel advances, along with incurred authorized expenses as substantiated by appropriate receipts. Employee agrees that failure to return all Company property and/or provide proper documentation to account for any outstanding travel or cash advances within seven (7) days of Employee's execution of this Agreement shall make this Agreement null and void.

        19.  Any dispute or controversy between Employee, on the one hand, and Specialty, on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or otherwise in any way arising out of related to, or connected with Employee's employment with Specialty or the termination of Employee's employment with Specialty, shall be resolved through final and binding arbitration in Los Angeles, California, pursuant to California Civil Procedure Code §§ 1282 - 1284.2, with the exception of Sections 1283 and 1283.05. In the event of such arbitration, unless otherwise required by law, each party shall pay its own attorneys' fees and costs and shall split equally the arbitrator's fees, court reporter fees, and any and all other administrative costs of the arbitration.

        20.  For a period of one (1) year after the execution of this Agreement by both parties, Employee shall not: (a) directly or indirectly, on his own behalf or on behalf of any other person or business, solicit for employment any person employed by Specialty or its affiliates; or (b) directly or indirectly, on his own behalf or on behalf of any other person or business, induce, attempt to induce or knowingly encourage any Customer (as defined below) not to do business with Specialty or to divert any business or income from Specialty or any of its affiliates or to stop or alter the manner in which the Customer is then doing business with Specialty or any of its affiliates. "Customer" shall mean any individual or business that was or is a customer or client of, or whose business was actively solicited by, Specialty or any of its affiliates at any time, regardless of whether such customer was generated, in whole or in part, by Employee's efforts.

        21.  Employee shall use his best efforts to cooperate with and assist Specialty as requested, for a limited period of time not to exceed four (4) weeks, in the transition of Employee's job duties to other Specialty employees. No additional remuneration beyond that specified herein shall be paid to Employee for such assistance. Specialty will reimburse Employee for reasonable travel and other out-of-pocket expenses incurred as a result of providing such cooperation and assistance. It is understood that Employee's availability will be for reasonable periods of time during normal business and employment activities elsewhere and that his availability for assistance in such activities on behalf of Specialty will not unreasonably interfere with his efforts to pursue such other business and employment activities.

        22.  Employee agrees that he will make himself available at mutually agreeable times as requested by Specialty to use his best efforts to cooperate with Specialty in any litigation or government investigations or proceedings now pending or which may later arise in which Specialty requires or desires his cooperation as a witness or otherwise. Specialty will reimburse Employee for reasonable travel and other out-of-pocket expenses incurred as a result of providing such cooperation. It is understood that Employee's availability will be for reasonable periods of time during normal business and employment activities elsewhere and that his availability for assistance in such litigation activities on behalf of Specialty will not unreasonably interfere with his efforts to pursue such other business and employment activities.

        23.  If any provision of this Agreement or the application thereof is held invalid the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

        I HAVE COMPLETELY AND CAREFULLY READ THE FOREGOING, INCLUDING THE WAIVER AND RELEASE OF CLAIMS SET FORTH IN PARAGRAPHS 2, 3, 4, 7, 11, 14, AND 15 ABOVE AND FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ITS TERMS.

        THIS AGREEMENT CONTAINS A WAIVER OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

Dated:	6/11/02	/s/ SHOJI MARUYAMA Shoji Maruyama

SPECIALTY LABORATORIES, INC.

Dated:	6/10/02	By:	/s/ DOUGLAS S. HARRINGTON Douglas S. Harrington CEO

Exhibit A

          Agreement with Respect to Confidential Information, Inventions and Works of Authorship

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SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS